Exhibit 4.22

AMARIN CORPORATION PLC

SUBSCRIPTION AGREEMENT

Amarin Corporation plc
7 Curzon Street
London W1J 5HG
United Kingdom

Gentlemen:

Pursuant to the terms of the offer contained in the Amended Confidential Private Placement Memorandum, dated September 30th September, 2004 (the "Memorandum"), the undersigned (the "Investor") hereby tenders to Amarin Corporation plc, a public limited company registered in England and Wales with its registered office at the above address (the "Company"), this subscription for, and offers to purchase the number of ordinary shares of 5 pence each in the capital of the Company as will equal the aggregate purchase price set forth on the signature page hereto, rounded down to the nearest whole share (the "Securities"), at the per share purchase price determined in accordance with the Memorandum, namely the average closing price of Amarin's ADRs on the Nasdaq SmallCap market over the ten trading days ending on the trading day immediately prior to the Closing Date. The Company will advise the Investor after receipt of this subscription whether this subscription has been accepted or rejected. If this subscription is rejected, or if the offering is withdrawn or terminated, the amount paid by the Investor herewith will be returned without interest or deduction, and this subscription thereby shall be canceled and be of no further force or effect. If this subscription is rejected or if the offering is withdrawn, the Investor agrees to return to the Company the Memorandum and all other documents concerning the offering. The Investor may not withdraw this subscription or any amount paid pursuant thereto except as otherwise provided below.

Prospective Investors should retain their own professional advisors to review and evaluate the economic, tax and other consequences of an investment in the Company.

In order to induce the Company to accept this subscription, the Investor represents, warrants to, and covenants with, the Company, as follows:

        1.    Accredited Investor.    The Investor is an "accredited investor," as such term is defined in Section 501(a) of Regulation D of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), under one or more of the categories set forth in the Confidential Prospective Purchaser Questionnaire attached as Exhibit B to the Memorandum (the "Investor Questionnaire"). If the Investor is a California resident, such Investor's investment in the Company will not exceed 10% of such Investor's net worth (or joint net worth with his spouse). If the Investor is a Massachusetts resident, such Investor's investment in the Company will not exceed 25% of such Investor's joint net worth with his spouse (exclusive of principal residence and its furnishings).

        2.    Purchase For Own Account.    The Investor is purchasing the Securities solely for investment purposes, for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any Securities, except in accordance with US securities laws.

        3.    Private Offering.    The Investor understands that (A) the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions, including an exemption pursuant to Rule 506 under the Act, from such registration requirements for non-public offerings; (B) the Securities may not be re-offered, resold, pledged or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; and (C) the Company is under no obligation to register the Securities under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available except as set out in the Registration Rights Agreement, the form of which is set out as Exhibit C to the Memorandum (the "Registration Rights Agreement").

        4.    Transfer Restrictions.    The Investor understands and agrees that each certificate or other document evidencing any of the Securities shall be endorsed with a legend in substantially the form set forth below as well as any other legends required by applicable law, and the Investor covenants that the Investor shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SECURITIES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE SECURITIES ESTABLISHED UNLESS AND UNTIL SUCH TIME AS A REGISTRATION STATEMENT IS IN EFFECT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS THE OFFER AND SALE OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

        5.    Investor Status.

          (a)   If the Investor is a corporation, partnership, trust or other entity:

      (i)
      it was not organized or reorganized for the purpose of purchasing the Securities,

      (ii)
      it is authorized, empowered and qualified to execute this Subscription Agreement and to make the commitment as herein contemplated, and

      (iii)
      it has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement).

          (b)   If the Investor is an individual, the Investor is 21 years of age or older.

        5.     Investor's Business Experience.    The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities and the Investor has made its or his own investment decision regarding the Securities based on the Investor's own knowledge and investigation of the Company and the Securities, and its or his investment in the Company is not material when compared to its or his total financial capacity.

        6.     Availability of Information.    The Investor acknowledges that all documents, records and books pertaining to the investment in the Company and requested by the Investor have been made available or delivered to the Investor.

        7.     Opportunity to Ask Questions.    The Investor has (a) been offered the opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the terms and conditions of the offering and the business (both current and proposed) of the Company, (b) been furnished all other materials which the Investor considered relevant to an investment in the Securities and (c) been given the opportunity to perform due diligence. The Investor acknowledges that all such questions, if any, have been answered, and all due diligence (if any) has been performed, to the full satisfaction of the Investor. Notwithstanding the foregoing, the only information upon which the Investor has relied is that set forth in the Disclosure Materials (as defined below). The Investor acknowledges that it or he has received no representations or warranties from the Company or any other person or entity in making this investment decision other than as set forth in the Disclosure Materials.

        8.     Discussion with Counsel.    The Investor has read this Subscription Agreement and, to the extent the Investor believed necessary, has discussed the representations, warranties and agreements that the undersigned makes by signing these documents and the applicable limitations upon the Investor's resale of the Securities with its counsel.

        9.     Private Placement Memorandum.    The Investor has received and carefully reviewed the Memorandum and all documents furnished in connection therewith (collectively, the "Disclosure Materials") and, to the extent the Investor deems appropriate, has discussed the Disclosure Materials with representatives of the Company. The Investor is also aware of and acknowledges the following:

    (a)
    that the purchase of the Securities is a speculative investment that involves a high degree of risk of loss by the Investor of his or its entire investment in the Company;

    (b)
    that there are substantial restrictions on the transferability of the Securities and the Investor may be required to bear the financial risks of this investment for an indefinite period of time;

    (c)
    that the Investor has no need for liquidity of this investment and can afford to hold the Securities for which he or it has subscribed for a substantial period of time;

    (d)
    that no Federal or state agency has made any finding or determination regarding the fairness of this offering for investment, or any recommendation or endorsement of the Securities;

    (e)
    that neither the officers, directors, agents, affiliates or employees of the Company, nor any other person, has expressly or by implication, made any representation or warranty concerning the Company other than as set forth in the Memorandum; and

    (f)
    that the past performance or experience of the Company, the Company's officers, directors, agents, or employees, will not in any way indicate or predict the results of the ownership of Securities or of the Company's activities.

        10.   No Assurances on Tax Matters.    The Investor acknowledges that no assurances have been made regarding any tax advantages which may accrue to him or it as a result of an investment in the Company, nor has any assurance been made that existing tax laws, regulations and administrative rulings will not be modified in the future, thus denying the Investor all or a portion of the tax benefits which may currently be, or which may become, available under existing tax laws, regulations or rulings. The Investor represents that he or it has made such independent inquiries as he or it deems necessary to evaluate properly his investment in the Company, including consultation with tax counsel, to determine whether such an investment is appropriate.

        11.   No Commissions.    Except as has been specifically disclosed by the Investor to the Company in writing, no sales commission or similar payments have been paid or are or will be owed by the Investor to any third party in connection with the Investor's purchase of the Securities subscribed for hereby.

        12.   Confidentiality.    The Investor has not reproduced, duplicated or delivered the Memorandum, the Registration Rights Agreement or this Subscription Agreement to any person other than its investment and legal advisors in connection with the investment.

        13.   Investor Qualification.    The Investor Questionnaire being delivered by the Investor to the Company simultaneously herewith is true, complete and correct in all material respects; and the Investor understands that the Company has determined that the exemption from the registration provisions of the Act, which is based upon non-public offerings, is applicable to the offer and sale of the Securities, based, in part, upon the representations, warranties and agreements made by the Investor herein and in such Investor Questionnaire.

        14.   Authority; Enforceability.    The execution, delivery and performance by the Investor of this Subscription Agreement and the Registration Rights Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the certificate of incorporation, by-laws, indenture of trust, partnership agreement, operating agreement or other constituent documents, as may be applicable, of the Investor. Each of this Subscription Agreement and the Registration Rights Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms. No consent, license, approval or authorization of any governmental body, authority, bureau or agency is required on the part of the Investor or any of the Investor's affiliates in connection with the execution, delivery and performance of this Subscription Agreement or the consummation of the transactions contemplated hereby. The Investor, if acting in a representative or fiduciary capacity, has full power and authority to make the representations and warranties specified herein and to consummate the transactions contemplated herein on behalf of the individual, ward, partnership, trust, estate, corporation or other entity for which the Investor is acting, and such individual, ward, partnership, trust, estate, corporation or other entity has full right and power to enter into the transactions contemplated herein.

        15.   Obligations of the Investor and the Company.    The Investor understands and agrees that (i) the Company's obligations under this Subscription Agreement are not binding upon the Company until the Company accepts the Investor's subscription, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated; and (ii) the Company may, in its sole discretion, reject this subscription in whole or in part and reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made to any other Investor's subscription.

        16.   Indemnification.    The undersigned agrees to indemnify the Company and its officers, directors employees, agents, advisors and affiliates, and to hold them harmless from and against, any and all losses, damages, liabilities, costs and expenses they may sustain or incur in connection with the breach by the undersigned of any representation, warranty or covenant made by the Investor. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

        17.   Updates of Information.    All the information which the Investor has furnished to the Company with respect to his or its financial position and business experience is correct and complete as of the date of this Agreement. The Investor agrees to advise the Company promptly of any changes or inaccuracies in the information provided to the Company that may occur prior to the termination of the offering and to furnish supplementary information as may be appropriate. The Investor agrees to supply the Company with any information that may be necessary for the Company to satisfy any legal reporting requirements, as the Company may reasonably request.

        18.   No Assignment.    Neither this Subscription Agreement nor any of the rights or obligations of the Investor hereunder may be transferred or assigned by the Investor.

        19.   General.    This Subscription Agreement (i) may only be modified by a written instrument executed by the Investor and the Company; (ii) sets forth the entire agreement of the Investor and the Company with respect to the subject matter hereof; (iii) supersedes all prior communications between the Investor and the Company, whether oral or written; (iv) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (v) shall inure to the benefit of, and be binding upon the Company and the Investor and their respective heirs, legal representatives, successors and assigns. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        20.   Disputes.    The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement may be adjudicated before a court located in New York City and they hereby submit to the non-exclusive jurisdiction of the courts of the State of New York located in New York, and of the federal courts in the Southern District of New York, with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the Investor shall furnish in writing to the Company.

        21.   Accuracy of Information.    The address shown under the Investor's signature at the end of this Subscription Agreement is the Investor's principal residence if he is an individual or its principal place of business if it is a corporation or other entity. The Investor certifies under penalties of perjury that the social security or taxpayer identification number furnished to the Company in the Investor Questionnaire is his or its correct social security or taxpayer identification number (as the case may be) and the Investor further certifies that he is not subject to backup withholding, either because the Investor has not been notified by the Internal Revenue Service that he is subject to backup withholding or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

        22.   Notices.    All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:

    if to the Investor, to the address set forth on the signature page hereof if to the Company, to:

      Amarin Corporation plc
      7 Curzon Street
      London W1J 5HG
      United Kingdom
      Fax: +44 (0) 207 499 9004
      Attn: General Counsel & Company Secretary

        23.   Further Assurances.    The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

        IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement on this    day of                  , 2004.

For Individual Investors:	For Investors other than Individuals:

Signature		Name of Entity (Please Print)
Name (Please Print)	By:	Signature
Name (Please Print)
Title
All Investors: Residence or Principal Place of Business:	Taxpayer Identification Number or Social Security Number:

Aggregate Purchase Commitment:
US$:
Price Per Share: To be determined in accordance with the Memorandum, namely at a price per share equal to the average closing price of Amarin's ADRs on the Nasdaq SmallCap market over the ten trading days ending on the trading day immediately prior to the Closing Date

        On this            day of            , 2004, on behalf of the Company, a subscription for            Securities is hereby accepted.

AMARIN CORPORATION PLC
By:	Name: Title: